EXHIBIT 99.1

PennantPark Investment Corporation to Redeem Notes Due 2019

NEW YORK, Jan. 31, 2019 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (the "Company") (NASDAQ: PNNT) announced that it will redeem its $250 million outstanding aggregate principal amount of its 2019 Notes due October 1, 2019. The 2019 Notes will be prepaid at 100% of the principal amount, plus accrued and unpaid interest through the payment date of March 4, 2019, as well as a make-whole premium.

The Notes should be presented and surrendered by mail or by hand by the registered holder thereof at the office of the paying agent, American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219, Corporate Trust Office. Questions related to the notice of redemption and related materials should be directed to American Stock Transfer & Trust Company, LLC via telephone at (800) 937-5449.

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)(B) of the Securities Exchange Act the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports PennantPark Investment Corporation files under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. PennantPark Investment Corporation undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com